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        Nabi Biopharmaceuticals

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Nabi Biopharmaceuticals issued the following press release on October 19, 2012

Contact Nabi Investor Relations 301-770-3099 www.nabi.com	Morrow & Co., LLC Attn: Joe Mills 203-658-9400

Nabi Biopharmaceuticals Announces Exchange Ratio for Proposed Business

Combination Transaction with Biota Holdings Limited

Rockville, MD, October 19, 2012—Nabi today announced that, if the proposed business combination transaction between Nabi Biopharmaceuticals (Nasdaq:NABI) and Biota Holdings Limited (ASX:BTA.AX) is completed, each ordinary share of Biota capital stock will be transferred to Nabi in exchange for 0.749778075 of a share of Nabi common stock, subject to the adjustment described below if the proposed reverse stock split becomes effective.

If the proposed reverse stock split is approved by Nabi stockholders at the reconvened special meeting of stockholders to be held October 22, 2012 (the “Special Meeting”), depending on the ratio for the reverse stock split determined by Nabi’s board of directors, four, five, six, seven or eight shares of existing Nabi common stock will be combined into one new share of Nabi common stock. Upon the effectiveness of the reverse stock split (which will occur prior to the completion of the proposed transaction between Nabi and Biota), the number of shares of Nabi common stock to be exchanged for each share of Biota capital stock will be reduced to reflect the effect of the reverse stock split on Nabi common stock. The actual reverse stock split ratio is expected to be determined by Nabi’s board of directors, and announced publicly, shortly after the completion of the Special Meeting. The following table sets forth the approximate number of shares of Nabi common stock to be issued for each Biota ordinary share upon the effectiveness of each possible reverse stock split ratio(1):

1 for 4	1 for 5	1 for 6	1 for 7	1 for 8
0.187444519	0.149955615	0.124963012	0.107111154	0.093722259

(1)	The numbers set forth in the table above assumes no other changes in the number of outstanding shares of Nabi common stock and do not take into account that Nabi will not issue fractional shares in connection with the reverse stock split and will, instead, pay cash in lieu of issuing fractional shares to stockholders of record. Nabi plans to publicly announce the final transaction exchange ratio shortly after the effectiveness of the reverse stock split.

Upon the completion of the transaction between Nabi and Biota, the ownership percentage of the combined company held by former Biota stockholders will be approximately 83% and the ownership percentage of the combined company held by Nabi stockholders will be approximately 17%.

Determination of Exchange Ratio

Pursuant to the merger implementation agreement between Nabi and Biota, the number of shares of Nabi common stock to be issued to Biota stockholders in exchange for ordinary shares of Biota, and therefore the percentage ownership of the outstanding common stock of the combined company to be held by current Nabi stockholders, is determined under a collar mechanism based on the volume-weighted average price (VWAP), as converted into U.S. dollars, of a Biota ordinary share on the Australian Securities Exchange during the 10 trading days ending on October 19, 2012, the trading day prior to the Special Meeting. The ten day VWAP of a Biota ordinary share is equal to A$0.6830. (Under the terms of the merger implementation agreement, certain types of trades in Biota ordinary shares that are based on pre-negotiated prices are excluded for purposes of measuring the VWAP.)

The ten day VWAP of a Biota ordinary share converted into U.S. dollars is equal to $0.7033 and was calculated using the historical daily exchange rate of the Australian dollar against the U.S. dollar on each corresponding day of the ten day VWAP, as published by the Reserve Bank of Australia.

The merger implementation agreement provides for a collar range consisting of a ten day VWAP equal to or greater than A$0.62 and equal to or less than A$0.86. Because the ten day VWAP is within the collar range, the exchange ratio will be based on the actual ten day VWAP of A$0.6830. As a result, the transaction exchange ratio will be 0.749778075.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals, headquartered in Rockville, Maryland, is a biopharmaceutical company that has focused on the development of vaccines addressing unmet medical needs, including nicotine addiction. Its sole product currently in development is NicVAX® (Nicotine Conjugate Vaccine), an innovative and proprietary investigational vaccine for the treatment of nicotine addiction and prevention of smoking relapse based on patented technology. For additional information about Nabi Biopharmaceuticals, please visit www.nabi.com.

Important Additional Information

In connection with the business combination transaction between Biota and Nabi, Nabi has filed a definitive proxy statement, dated August 7, 2012, and a supplement dated September 25, 2012, with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Special Meeting to be reconvened on October 22, 2012. STOCKHOLDERS AND INVESTORS ARE URGED TO READ NABI’S DEFINITIVE PROXY MATERIALS, THE SUPPLEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY NABI WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors may obtain a free copy of Nabi’s definitive proxy statement, the supplement and other materials filed by Nabi with the SEC at the SEC’s website at www.sec.gov, at Nabi’s website at www.nabi.com, or by contacting Morrow & Co., LLC, Nabi’s proxy solicitation agent, at (203) 658-9400 or toll-free at (800) 607-0088.

Forward-Looking Statements

Statements set forth above that are not strictly historical are forward-looking statements and include statements about the Transaction and related matters, Nabi’s plans to distribute cash or other rights to its stockholders, expected timing and completion of the Special Meeting of the stockholders, proposed transactions, products in development, results and analyses of clinical trials and studies, research and development expenses, cash expenditures, licensure applications and approvals, and alliances and partnerships, among other matters. You can identify these forward-looking statements because they involve our expectations, intentions, beliefs, plans, projections, anticipations, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks that are more fully discussed in Nabi’s definitive proxy statement for the Special Meeting filed with the SEC on August 7, 2012, as supplemented by the supplement dated September 25, 2012, under the captions “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statement” and elsewhere in the proxy statement and the supplement. We do not undertake to update any of these forward-looking statements or to announce the results of any revisions to these forward-looking statements except as required by law.